UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2011

ORANGE 21 INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51071	33-0580186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 804-8420

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 21, 2011, Orange 21 Inc.’s wholly owned subsidiary, Orange 21 North America Inc. (“O21NA”), entered into a promissory note evidencing a $6.0 million line of credit committed by Costa Brava Partnership III, L.P. (“Costa Brava”), an entity that beneficially owns approximately 47% of Orange 21 Inc.’s common stock. Mr. Seth Hamot, Chairman of the Board of Directors of Orange 21 Inc., is the President and sole member of the sole general partner of Costa Brava.

Interest on the $6.0 million promissory note accrues daily at a rate equal to 12% per annum. In addition, the promissory note requires that O21NA pay a facility fee on each of June 21, 2012, June 21, 2013 and on the maturity date, calculated as the lesser of (i) 1% of the average daily outstanding principal amount owed under the note for the 365 day period ending on June 21, 2012, 2013 and 2014 and (ii) $60,000. The promissory note matures on June 21, 2014.

The new $6.0 million promissory note is subordinated to the amounts borrowed by O21NA from BFI Business Finance (“BFI”), pursuant to the terms of a Debt Subordination Agreement, dated March 23, 2010 and amended on October 4, 2010, October 29, 2010, December 20, 2010 and June 11, 2011, by and between Costa Brava and BFI.

In the event of default, Costa Brava may, among other things, declare the outstanding obligations under the promissory note immediately due and payable. For purposes of the promissory note, an event of default includes events that are customary for financings of this type, including the failure to pay any amounts due under the promissory note when due, the failure to observe covenants and obligations under the promissory note, the assignment for benefit of creditors or the institution of bankruptcy proceedings and the failure to make certain payments under other debt obligations or the failure to observe or perform any other agreement related thereto. The terms of the promissory note include customary representations and warranties, as well as reporting and financial covenants, customary for financings of this type.

The foregoing summary of the terms of the promissory note is qualified in its entirety by reference to the promissory note, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	$6.0 Million Promissory Note issued on June 21, 2011 by Orange 21 North America Inc. in favor of Costa Brava Partnership III, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 27, 2011	ORANGE 21 INC.

	By:	/s/ Michael D. Angel
Michael D. Angel
Interim Chief Financial Officer and Treasurer